                                                                    Exhibit 10.2

                                                               4.13.99

                             EMPLOYMENT AGREEMENT
                             --------------------


     EMPLOYMENT AGREEMENT dated as of March 31, 1999, effective as of April 1, 1998, between PRIMESTAR, Inc., a Delaware corporation (the "Company"), and DANIEL O'BRIEN ("Executive").

     The Company wishes to secure the services of Executive on a full-time basis for the period to and including December 31, 2000 on and subject to the terms and conditions set forth in this Agreement and Executive is willing to provide such services on and subject to the terms and conditions set forth in this Agreement.

     The parties therefore agree as follows:


     1.  Term of Services.  Executive's "term of employment", as this phrase is
         ----------------
used throughout this Agreement, shall be for the period beginning April 1, 1998 and ending on December 31, 2000, subject, however, to earlier termination as expressly provided herein. Each party shall deliver notice to the other of its/his intent to renew or extend the term of employment by no later than June 30, 2000.

     2.  Employment.  The Company shall, during the term of employment, employ
         ----------
Executive, and Executive shall serve, as President and Chief Operating Officer of the Company. During the term of employment, Executive shall have the functions, duties, powers and responsibilities normally associated with such position and as may from time to time be delegated to Executive by the Chief Executive Officer (CEO) of the Company or, if no CEO shall be appointed, by the Board of Directors of the Company. Executive agrees, subject to his election as such and without additional compensation, to serve during the term of employment in such particular additional offices of comparable stature and responsibility in the Company and its affiliated companies to which he may be elected from time to time. During the term of employment, (i) Executive's services shall be rendered on a substantially full-time, exclusive basis, (ii) Executive will apply on a full-time basis all of his skill and experience to the performance of his duties in such employment, (iii) Executive shall have no other employment and, without the prior written consent of the CEO, no outside business activities which require the devotion of substantial amounts of Executive's time and (iv) unless Executive otherwise consents, the headquarters for the performance of his services shall be in the Denver metropolitan area, subject to such reasonable travel as the performance of his duties in the business of the Company may require.

     At all times during the term of employment and for a period of one year following the termination of the term of employment pursuant to the provisions of Sections 5.2 or 5.3, Executive shall not, directly or indirectly, without the prior written consent of a majority of the Board of Directors of the Company, render any services to any other person or entity, or acquire any interest of any type in any other entity, that is engaged, in whole or in part, either directly or indirectly, in the ownership or operation of any business delivering multi- channel television programming in the United States by direct broadcast satellite ("DBS"); provided, however, that the foregoing shall not be deemed to
                   --------  -------
prohibit Executive from acquiring, solely as an investment and through market purchases, securities of any corporation which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which are publicly traded, so long as he is not part of any control group of such corporation and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that public company.

     3.  Compensation.
         ------------

          3.1  Base Salary.  The Company shall pay or cause to be paid to
               -----------
Executive, during the term of employment, a base salary at the rate of not less than (i) $350,000 per annum, during the period from April 1, 1998 to June 30, 1998, (ii) $375,000 per annum from July 1, 1998 to June 30, 1999, (iii) $400,000 per annum from July 1, 1999 to June 30, 2000, and (iv) $425,000 per annum from July 1, 2000 to December 31, 2000 ("Base

Salary"). Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's regular payroll practices for senior executives.

          3.2  Bonus.  In addition to Base Salary, Executive shall be eligible
               -----
to receive an annual cash bonus with respect to the prior calendar year based on the performance of the Company and of Executive. Executive's target bonus shall be 75% of Executive's Base Salary (or pro-rata portion of such Base Salary in case of partial years) but Executive acknowledges that his actual bonus will vary depending upon the performance of the Company and Executive, up to a maximum bonus of 150% of Base Salary. The Company may increase, but not decrease, the target bonus at any time and from time to time. The Company's determination of the amount, if any, of the annual bonuses to be paid to Executive under this Agreement shall be final and conclusive. Payments of bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies.

          3.3  Reimbursement.  The Company shall pay or reimburse Executive for
               -------------
all reasonable expenses actually incurred or paid by Executive during the term of employment in the performance of his services hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

          3.4  No Anticipatory Assignments.  Except as specifically contemplated
               ---------------------------
hereunder, neither Executive nor any legal representative or beneficiary designated by him shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute any payment due in the future to such person pursuant to any provision of this Agreement, and any attempt to do so shall be void and will not be recognized by the Company.

          3.5. Stock Options.  On April 2, 1998 the Company granted Executive
               -------------
stock options to purchase 400,000 shares of the Company's Class A common stock at a purchase price of $7.6875 per share.

     So long as the term of employment has not been terminated and subject to the approval of the Board of Directors of the Company, Executive shall be granted additional options to purchase shares of the Company's Class A common stock at such times and in the amounts at least equal to the amounts set forth below:

     Number of Options              Time of Grant
     -----------------              -------------
            100,000                 7/1/98  -  6/30/99
            100,000                 7/1/99  -  6/30/2000

     Each of the foregoing option grants shall entitle Executive to purchase shares of Class A common stock of the Company at a purchase price equal to the fair market value of such common stock on the date of grant. All such options shall vest following grant in accordance with a schedule similar to the vesting schedule applicable to the April 2, 1998 grant and all previously granted options (collectively, the "Options") shall in any event vest in full in the event Executive's employment is terminated pursuant to Sections 4.2, 5.2.2 or
5.3 hereof. In connection with each Option grant, a separate Option Agreement consistent with the terms of this Agreement will be entered into between Executive and the Company. Notwithstanding any provision to the contrary in the PRIMESTAR, Inc. 1998 Incentive Plan (the "Plan") or the terms of any Option Agreement between the Company and Executive , the Options shall not expire or otherwise terminate upon the occurrence of an Approved Transaction, a Board Change or a Control Purchase, as such terms are defined in the Plan.

     4.  Termination by Company.
         ----------------------

          4.1  Termination by Company for Cause.  The Company may terminate the
               --------------------------------
term of employment and all of the Company's obligations hereunder, other than its obligations set forth below in this Section 4.1, for "cause". Termination by the Company for "cause" shall mean termination by action of the CEO or the Company's Board of Directors because of Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform his obligations under this Agreement or because of Executive's material breach of any of the covenants provided for in Sections 2 or 9. Such termination shall be effected by written notice thereof delivered by the Company to Executive and shall be effective as of the date of such notice; provided, however, that the termination shall not be effective if
             --------  -------
(i) such termination is because of Executive's willful refusal without proper cause to perform any one or more of his obligations under this Agreement or breach by Executive of the covenants contained herein, and (ii) such notice is the first such notice of termination for any reason delivered by the Company to Executive hereunder, and (iii) within 15 days following the date of such notice Executive shall cease his refusal and shall use his best efforts to perform such obligations, or if such breach is capable of cure, Executive shall use his best efforts to cure.

     In the event of termination by the Company for cause in accordance with the foregoing procedures, without prejudice to any other rights or remedies that the Company may have at law or equity, the Company shall have no further obligations to Executive other than (i) to pay Base Salary accrued through the effective date of termination, (ii) to pay any annual bonus pursuant to Section 3.2 to Executive in respect of any year prior to the year in which such termination is effective which has been awarded but has not yet been paid as of such termination and (iii) with respect to any rights Executive has through the effective date of termination pursuant to any insurance or other benefit plans or arrangements of the Company.

          4.2  Termination by Company without Cause. The Company shall have the
               ------------------------------------
right, exercisable by written notice to Executive, to terminate Executive's employment under this Agreement without cause, effective at least 30 days after the giving of such notice, which notice shall specify the effective date of such termination. Upon the effectiveness of any such termination, Executive shall have no further obligations or liabilities to the Company whatsoever (except for his obligations under Section 5.5 and under Section 9, which shall survive such termination) and Executive shall be entitled to be paid for any accrued vacation time and to receive the payments and benefits as hereinafter provided in Section
5.4 hereof and shall not be entitled to notice and severance.

     5.  Termination by Executive.
         ------------------------

          5.1  General.  Executive shall have the right, exercisable by written
               -------
notice to the Company, to terminate the term of employment effective 15 days after the giving of such notice (except as otherwise provided in Section 5.2.2) upon the occurrence of any of the events set forth in Sections 5.2 or 5.3 below. Upon the effectiveness of any such termination, Executive shall have no further obligations or liabilities to the Company whatsoever (except for his obligations under the penultimate paragraph of Section 2 and Section 9, all of which shall survive such termination) and Executive shall be entitled to the payments and benefits as hereinafter provided in Section 5.4 hereof and shall not be entitled to notice and severance.

          5.2  Termination by Executive for Cause.
               ----------------------------------

                 5.2.1  Material Breach by Company. Provided that this
                        --------------------------
Agreement has not previously been terminated under any other Section hereof, Executive shall have the right to terminate the term of employment for cause at any time, if, at the time notice is given by Executive to the Company describing the breach which has occurred, the Company shall be in material breach of its obligations hereunder, provided that, with the exception of clause (i) below,
                       --------
the term of employment shall not so terminate if within the 15-day period following notice by Executive, the Company shall have cured all such material breaches of its obligations hereunder. The parties acknowledge and agree that a material breach by the Company shall include, but not be limited to, (i) the Company failing to cause Executive to serve in the capacities set forth in
Section 2; (ii) Executive being required to report to persons other than those specified in Section 2; (iii) unless Executive otherwise consents, the Company requiring Executive's primary services to be rendered in an area other than in the Denver metropolitan area; and (iv) any breach of Sections 3.1, 3.2, 3.3, 3.5 or 8 of this Agreement.

          5.3  Termination by Executive Upon a Change in Management or Control
               ---------------------------------------------------------------
of Company.
----------

                 5.3.1  Appointment of New CEO. Provided that this Agreement
                        ----------------------
has not previously been terminated under any other Section hereof, Executive shall have the right to terminate the term of employment at any time, without cause, within six months following the commencement of employment of a new CEO of the Company.

                 5.3.2  Change in Control.  Provided that this Agreement has not
                        -----------------
previously been terminated under any other Section hereof, Executive shall have the right to terminate the term of employment at any time, without cause, within six months following the occurrence of a "Change in Control" of the Company.
For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred in the event (a) any person (as such term is defined in Sections 13(d)(3) and 14 (d)(2) of the Exchange Act) or entity shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities representing more than 50% of the combined voting power of the then outstanding partnership interests, common stock or other voting securities of the Company, or (b) after June 1, 1999, Hughes Electronics Corporation or any of its subsidiaries shall have acquired the Company's medium power DBS business.

          5.4. Severance and Damages; Release.  Upon the effectiveness of a
               ------------------------------
termination pursuant to Section 4.2 or Section 5, Executive shall cease to be an active employee of the Company. In the event of such a termination, Executive shall be entitled to elect by delivery of written notice to the Company within 30 days after notice of termination is given, either (a) to cease being an employee of the Company and receive a lump sum payment as provided in Section 5.4.1, or (b) to remain an employee of the Company as provided in Section 5.4.2. Regardless of the election made by Executive pursuant to the preceding sentence,
(i) after the effective date of such termination, Executive shall have no further obligations or liabilities to the Company whatsoever, except as otherwise provided in Section 5.1, and (ii) Executive shall be entitled to receive any earned and unpaid Base Salary and to be paid for any accrued vacation time through the effective date of such termination and a pro rata portion of Executive's annual bonus for the year in which such termination occurs, calculated as provided in Section 5.4.3.

                 5.4.1 In the event Executive shall elect to receive a lump sum payment as provided in clause (a) above, the Company shall pay to Executive as severance, an amount equal to the sum of (x) in the case of a termination by Company without cause or a termination by Executive pursuant to Sections 5.2 or
5.3.2 (b), two times the sum of Executive's then annual Base Salary plus the amount of his annual bonus, calculated as provided in Section 5.4.3, (y) in the case of a termination by Executive pursuant to Section 5.3.1, the amount of Executive's then annual Base Salary for a period of 12 months, plus the amount of his annual bonus, calculated as provided in Section 5.4.3, or (z) $750,000, in the case of a termination by Executive pursuant to Section 5.3.2(a).

                 5.4.2 In the event Executive shall elect to remain an employee of the Company as provided in clause (b) of Section 5.4, the term of employment shall continue and Executive shall remain an employee of the Company for a period ending on the date which is (x) 24 months after the date notice of termination is given, in the case of a termination by Company without cause or a termination by Executive pursuant to Sections 5.2 or 5.3.2(b), or (y) 12 months after the date notice of termination is given, in the case of a termination by Executive pursuant to Section 5.3.1 or 5.3.2(a), and during such period Executive shall be entitled to receive, whether or not he becomes disabled during such period but subject to Section 7, Base Salary at an annual rate equal to Executive's Base Salary in effect immediately prior to the date notice of termination is given and an annual bonus in respect of each calendar year or portion thereof (in which case a pro rata portion of such annual bonus will be payable) during such period calculated as provided in Section 5.4.3 below. Except as provided in the next sentence, if Executive accepts full-time employment with any other entity during such period or notifies the Company in writing of his intention to terminate his status as an employee, then the term of employment shall cease and Executive shall cease to be an employee of the Company effective upon the commencement of such employment or the effective date of such termination as specified by Executive in such notice, whichever is applicable, and Executive shall be entitled to receive as severance, subject to the last sentence of this Section 5.4.2, the balance of the Base Salary and regular annual bonuses Executive would have been entitled to receive at the times Executive would have received such payments pursuant to this Section 5.4.2, had Executive remained on the Company's payroll until the end of the period described in the first sentence of this
Section 5.4.2. Notwithstanding the preceding sentence, if Executive accepts employment with any not-for-profit entity, then Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 5.4.2; and if Executive accepts full-time employment with any direct or indirect subsidiary of the Company, or any 10% shareholder of the Company, then the payments provided for in this Section 5.4.2 and the term of employment shall cease and Executive shall not be entitled to further payment hereunder.

                 5.4.3 The annual bonus payable to Executive in accordance with Sections 5.4.1 or 5.4.2, as applicable, shall be based on the average of the regular annual bonuses (excluding the amount of any special or spot bonuses) received by Executive from the Company hereunder in respect of the two previous calendar years immediately prior to termination; provided, that if such termination occurs prior to the determination of Executive's annual bonus for 1998, then the annual bonus payable under this Section 5.4.3 shall be based on the average of 75% of Executive's Base Salary and his 1997 annual bonus.

                 5.4.4 At the time Executive leaves the payroll of the Company pursuant to the provisions of Sections 4, 5 or 6 of this Agreement, Executive's rights to benefits and payments under any benefit plans or any insurance or other death benefit plans or arrangements of the Company or under any bonus unit, management incentive, stock option or other plan of the Company shall be determined in accordance with the terms and provisions of such plans and any agreements under which such awards were granted; provided, however, that notwithstanding the foregoing or any more restrictive provisions of any such plan or agreement, if Executive's term of employment with the Company shall terminate as a result of a termination by the Company pursuant to Section 4.2 or as a result of a termination by Executive pursuant to Sections 5.2 or 5.3, then all stock options granted to Executive by the Company shall become vested at the time of such termination and shall remain exercisable (but not beyond the expiration of the option term) for a period of three years following the date notice of any such termination is given.

                 5.4.5 If, as of the date (the "Termination Date") that Executive leaves the payroll of the Company pursuant to the provisions of Sections 4.2, 5 or 6 of this Agreement, Executive has not become fully vested in any of the Time Warner stock options listed on Schedule I attached hereto (the "TWX Options"), and Executive does not become an employee of Time Warner or any of its subsidiaries within 90 days following the Termination Date, then within 21 days following the end of such 90-day period the Company shall pay to Executive an amount equal to (x) the number of unvested TWX Options as of the Termination Date, multiplied by (y) the average closing stock price of a share
                  ---------- --
of Time Warner common stock on the New York Stock Exchange Composite Tape for the ten consecutive trading days beginning on the Termination Date minus the
                                                                   -----
weighted average option exercise price of such unvested TWX Options.

                 5.4.6 In partial consideration for the Company's obligation to make the payments described in this Section 5.4, Executive shall execute and deliver to the Company a release in substantially the form attached hereto as Annex A. The Company shall deliver such release to the Executive within 20 days after the written notice of termination is delivered pursuant to Section 5.2 or
5.3 and Executive shall execute and deliver such release to the Company within 21 days after receipt thereof. If Executive shall fail to execute and deliver such release to the Company within such 21 day period, or Executive shall revoke the Executive's consent to such release as provided therein, the Executive's term of employment shall terminate as provided in Section 5.2 or 5.3 and Executive shall not be eligible to receive the payments provided for in this
Section 5.4.

     6.  Disability.  If during the term of employment Executive shall become
         ----------
physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any twelve-month period, the Company shall, nevertheless, continue to pay Executive his full compensation, when otherwise due, as provided in Section 3, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If Executive has not resumed his usual duties on or prior to the Disability Date, the Company shall pay Executive disability benefits for the balance of the term of employment in an amount equal to (a) 75% of what the Base Salary otherwise would have been pursuant to this Agreement had the disability not occurred, and (b) 75% of the annual bonus amount determined in accordance with Section 5.4.3 hereof. From and after January 1, 2001 until Executive reaches age 65, Company shall continue to pay Executive disability benefits in an amount equal to 75% of his Base Salary at the conclusion of the term of employment. The Company shall be entitled to deduct from all payments to be made to Executive during any disability period an amount equal to all disability payments received by Executive (but only with respect to that portion of the disability period occurring during the term of employment) from Workmen's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to Executive from such disability insurance policies are not includible in his income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 6 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed. The term of employment shall not be extended or be deemed suspended by reason of any period of disability.

     7.  Death.  Upon the death of Executive, this Agreement and all benefits
         -----
hereunder shall terminate except that (i) Executive's estate (or a designated beneficiary thereof) shall be entitled to receive the Base Salary to the last day of the month in which his death occurs and shall be entitled to receive bonus compensation equal to the annual bonus determined in accordance with clause (i) of Section 5.4.3 but prorated according to the number of months of employment in such year and (ii) such termination shall not affect any vested rights which Executive may have at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Company or any of its affiliated companies or to the benefit plans described in Section 8, which vested rights shall continue to be governed by the provisions of such plans.

     8.  Benefits.
         --------

          8.1  Life Insurance.  Subject to Executive's satisfactory completion
               --------------
of any applications and other documentation and any physical examination that may be required by the insurer and to the availability of insurance, the Company shall obtain $1,000,000 of term insurance on the life of Executive and shall pay all premiums on such policy during the term of employment. Executive shall have the right to designate the beneficiary of such policy. Following termination of employment for any reason, Executive shall have the right, at his election, to take over such policy at his expense. The life insurance provided for in this
Section 8.1 shall be in addition to the life insurance provided by the Company in any group insurance plan generally applicable to executives of the Company and shall be maintained by the Company for as long as Executive remains on the payroll of the Company.

          8.2  Other Benefits.  During the term of employment Executive shall be
               --------------
eligible to participate in any pension, profit-sharing, group insurance, hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. In addition, the Company shall pay directly at Executive's request, or reimburse him upon presentation of appropriate invoices for, receipt of tax or financial advisory services not to exceed $5,000 per year. Executive shall also be entitled to not less than four weeks paid vacation each year and to receive other benefits generally available to all senior executives of the Company to the extent that he is eligible therefor. Executive shall have the right to purchase additional disability insurance at the Company's cost for such coverage.

     9.  Protection of Confidential Information.
         --------------------------------------

          9.1  Covenant.  Executive acknowledges that his employment by the
               --------
Company (which, for purposes of this Section 9 shall mean the Company and its affiliated companies) will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, Executive covenants and agrees:

                 9.1.1 Executive will keep secret all confidential matters of the Company, including without limitation, the terms and provisions of this Agreement, and will not intentionally disclose such matters to anyone outside of the Company, either during or after the term of employment, except with the Company's written consent, provided that (i) Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of Executive's breach of his obligations hereunder, (ii) Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process and (iii) Executive may disclose the terms and provisions of this Agreement to his spouse and legal, tax and financial advisors;

                 9.1.2 Executive will deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control; and

                 9.1.3  If the term of employment is terminated pursuant to
Section 4 or Section 5, or if the term of employment terminates as scheduled, for a period of one year after such termination, without the consent of the Company, Executive will not employ, and will not cause any entity of which he is an affiliate to employ, any person who was a full-time executive employee of the Company or any of its affiliated companies at the date of such termination or within six months prior thereto.

          9.2  Specific Remedy.  In addition to such other rights and remedies
               ---------------
as the Company may have at equity or in law with respect to any breach of this Agreement, if Executive commits a material breach of any of the provisions of
Section 9.1 or the penultimate paragraph of Section 2, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     10.  Indemnification.  Provided that Executive performs his duties for the
          ---------------
Company in good faith and in a manner believed by him to be in the best interests of the Company and not in contravention of the terms of this Agreement, the Company agrees to indemnify Executive to the fullest extent permitted by applicable law against all reasonably paid expenses (including reasonable attorneys' fees), judgments and amounts paid in settlement to which the Company has consented in writing, in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding arising out of the performance by Executive of services to the Company under this Agreement, provided that

Executive cooperates with the Company in connection therewith. Executive will provide the Company with prompt notice of the commencement of any such investigation or litigation. The provisions of this Section 10 shall survive termination of this Agreement with respect to events which occurred during Executive's employment with the Company.

     11.  Notices.  All notices, requests, consents and other communications
          -------
required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

          11.1  If to the Company:

                 PRIMESTAR, Inc.
                 8085 S. Chester Street, Suite 300
                 Englewood, CO  80112
                 Attention:  General Counsel

          11.2 If to Executive, to the address set forth on the records of the Company.

     12.  General.
          -------
          12.1  Governing Law.  This Agreement shall be governed by and
                -------------
construed and enforced in accordance with the laws of the State of New York.

          12.2  Captions.  The section headings contained herein are for
                --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          12.3  Entire Agreement.  This Agreement sets forth the entire
                ----------------
agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

          12.4  No Other Representations.  No representation, promise or
                ------------------------
inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

          12.5  Assignability.  This Agreement and Executive's rights and
                -------------
obligations hereunder may not be assigned by Executive. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of the Company, whether by merger, purchase of stock or assets or otherwise, and such successor shall expressly assume such obligations.

          12.6  Amendments; Waivers.  This Agreement may be amended, modified,
                -------------------
superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          12.7  Resolution of Disputes.  Any dispute or controversy arising with
                ----------------------
respect to this Agreement may be referred by either party to ENDISPUTE for resolution in arbitration in accordance with the rules and procedures of ENDISPUTE. Any such proceedings shall take place in Denver before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a nonjudicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of ENDISPUTE shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the Colorado courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys fees and the fees of experts) from the losing party. If at any time any dispute or controversy arises with respect to this Agreement, ENDISPUTE is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for ENDISPUTE for the purposes of the foregoing provision of this
Section 12.7. If Executive shall be the prevailing party in such arbitration, the Company shall promptly pay, upon demand of Executive, all legal fees, court costs and other costs and expenses incurred by Executive in any legal action seeking to enforce the award in any court.

          12.8  Beneficiaries.  Whenever this Agreement  provides for any
                -------------
payment to Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as Executive may designate in writing filed with the Company. Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

          12.9  No Conflict.  Executive represents and warrants to the Company
                -----------
that this Agreement is legal, valid and binding upon Executive and the execution of this Agreement and the performance of Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to Executive that this Agreement is legal, valid and binding upon the Company and the Company is not a party to any agreement or understanding which would prevent the fulfillment by the Company of the terms of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                              PRIMESTAR, Inc.



                              By_______________________________



                              _________________________________
                                      Daniel O'Brien

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